Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 33 to Registration Statement No. 2-69877 of CMA Tax-Exempt Fund (the “Fund”) on Form N-1A of our reports dated May 20, 2005 on Master Tax-Exempt Trust and on the Fund, appearing in the March 31, 2005 Annual Report of the Fund, which is incorporated by reference in the Statement of Additional Information, which is part of this Registration Statement. We also consent to the reference to us under “Financial Highlights” in the Prospectus, which is also part of this Registration Statement.

/s/ Deloitte & Touche

Princeton, New Jersey
July 21, 2005